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                                                                     Exhibit 3.1


                ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

FIRST: The undersigned Lara D. Coleman whose address is c/o Hirschler Fleischer, P.O. Box 500, 701 E. Byrd Street, 15th Floor, Richmond, Virginia 23218-0500, being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland.

SECOND:  The name of the corporation is A REIT, Inc.

THIRD: The purposes for which the corporation is formed are as follows: to engage in any lawful act or activity including, without limitation or obligation, qualifying as a real estate investment trust (a "REIT") under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the "Code"), for which corporations may organized under the general laws of the State of Maryland as now or hereafter in force.

FOURTH: The street address of the principal office of the corporation in Maryland is Suite 650, 3 Bethesda Metro Center, Bethesda, Maryland 20814.


FIFTH: The name of the resident agent of the corporation in Maryland is CSC-Lawyers Incorporating Service whose address is 11 East Chase Street, Baltimore, MD 21202.


SIXTH: The corporation has authority to issue 210,000,000 shares at $ .01 par value per share.

SEVENTH: The number of directors of the corporation shall be 1 which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are Anthony W. Thompson.


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IN WITNESS WHEREOF, I have signed these articles                I hereby consent to my designation in this document
and acknowledge the same to be my act.                          as resident agent for this corporation.

SIGNATURE(S) OF INCORPORATOR(S):                                SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:

        /s/ Lara D. Coleman                                     ------------------------------------------------------

--------------------------------------------------                       /s/ Michele Moury, Asst. Secretary

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                                                                      CSC-Lawyers Incorporating Service Company


FILING PARTY'S RETURN ADDRESS:

Lara D. Coleman, Paralegal
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Hirschler Fleischer, P. O. Box 500
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Richmond, Virginia              23218-0500
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